EXECUTION VERSION

MASTER UNDERWRITING AGREEMENT

Dated as of December 31, 2013

BETWEEN

THE STATE OF ISRAEL

AND

DEVELOPMENT CORPORATION FOR ISRAEL

(Underwriter)

MASTER UNDERWRITING AGREEMENT dated as of December 31, 2013 (this “Agreement”) between the STATE OF ISRAEL (the “State”) and DEVELOPMENT CORPORATION FOR ISRAEL (the “Underwriter”). When used herein in reference to a private placement, the term “Underwriter” shall refer to the Underwriter in its capacity as placement agent with respect to any such private placement.

W I T N E S S E T H:

WHEREAS, the State issues and/or renews, from time to time, certain bonds or other debt securities, in one or more series (each a “Bond”, and collectively the “Bonds”), each issuance of the Bonds in the principal amount and currencies and with the terms and conditions as provided in a supplement to this Agreement in the form of Exhibit X attached hereto (each, a “Supplement”), and has duly authorized the execution and delivery of this Agreement;

WHEREAS, this Agreement is intended by the parties to supersede any other underwriting agreement between the parties relating to the Bonds;

WHEREAS, the Underwriter, which is duly organized and incorporated under the laws of the State of New York, has agreed to undertake the sale of the Bonds in accordance with the terms herein;

WHEREAS, the State and Computershare Inc. and Computershare Trust Company, N.A. (collectively, the “Fiscal Agent”) have entered into, with respect to the Bonds, a Master Fiscal Agency Agreement dated February 3, 2010 and supplements thereto dated June 1, 2013, as amended from time to time, copies of which have been provided to the Underwriter (as may be amended, restated or otherwise modified from time to time, the “Fiscal Agency Agreement”); and

WHEREAS, the Bonds will be substantially in the form attached as Exhibit A to said supplement to the Fiscal Agency Agreement.

NOW, THEREFORE, IT IS AGREED THAT:

1. (a) The Underwriter shall be the sole and exclusive underwriter and broker for the State throughout the United States for the sale of each Bond for which a Supplement has been duly executed by the State and the Underwriter.

(b) The Underwriter shall provide promptly to the State a copy of each quarterly Financial and Operational Combined Uniform Single (FOCUS) Report it has filed with the Financial Institutions Regulatory Authority (“FINRA”), and its regularly prepared annual financial statements, including any auditors’ reports and management letters delivered in connection with its annual financial statements.

(c) The Underwriter represents, warrants and covenants that (i) it has, and will, maintain at all times throughout the term of this Agreement, all corporate power and authority, and all state, federal and other regulatory permits, licenses and authorizations (including, without limitation, those required by the U.S. Securities and Exchange Commission (the “SEC”), FINRA and all applicable state regulatory authorities) required to perform its duties hereunder and (ii) in the event of any material change in the regulatory status of the Underwriter, it shall promptly provide written notice to the State with respect to such change, and if the State determines that such change may affect the State’s rights, obligations or liabilities, or the Underwriter’s ability to market the Bonds, the Underwriter shall obtain the State’s prior written consent to such change.

2. (a) The Underwriter shall use its best efforts to sell the entire authorized issue of the Bonds. The price of each Bond to the public shall be 100% of the principal amount of such Bond (“Purchase Price”). The Underwriter shall act as agent in the sale of the Bonds and shall receive, with respect to all Bonds sold pursuant to this Section 2(a) for the account of the State by the Underwriter as agent, a selling concession and management fee at a rate to be determined from time to time by the State and the Underwriter, but which shall not, in the aggregate, exceed 6% of the Purchase Price of the Bonds sold.

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(b) The Underwriter shall, in accordance with best practices for the industry, (i) comply with all laws, statutes, rules, regulations or guidelines that are applicable to the Underwriter in connection with the services it provides hereunder, including, without limitation, (x) broker-dealer regulations including FINRA rules, (y) anti-money laundering laws and regulations including U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury, the U.S.A. Patriot Act and “know your customer” laws, and (z) any related or similar laws, statutes, rules, regulations or guidelines, issued, administered or enforced by any government or governmental agency in any relevant jurisdiction (collectively, the “Applicable Laws”); and (ii) obtain from each purchaser of the Bonds any information as may be required in connection with the Applicable Laws.

(c) The Bonds shall be issuable only as provided for in the Fiscal Agency Agreement and the supplements executed thereunder.

3. In effectuating the sale of the Bonds, (a) the Underwriter shall be entitled to utilize the services of the Fiscal Agent in accordance with the terms and provisions of the Fiscal Agency Agreement; (b) the Underwriter shall keep accurate and complete records of the date of sale and the Purchase Price of each Bond and such other applicable information as is required and generally expected of the Underwriter; (c) prior to effecting any sales of the Bonds, the Underwriter will ensure that the purchaser thereof has properly completed all required subscription documents; (d) the Underwriter shall deliver the subscription price and all subscription documents to the Fiscal Agent promptly after their completion by the purchaser of Bonds in a form acceptable to the Underwriter; (e) the Underwriter shall, in conjunction with the Fiscal Agent, provide ongoing customer service in accordance with past practice after effecting the sale of the Bonds; and (f) the Underwriter shall use its best efforts to reach sales goals with respect to the sale of the Bonds during a given time period as determined by the State in advance.

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4. The State will use its best efforts to assist the Underwriter in its sales campaigns, including the use of its facilities and representatives in Israel and elsewhere, at the request of the Underwriter, to inform the public of the economic development and security of the State, and otherwise to assist in maintaining an atmosphere conducive to the sale of Bonds.

5. (a) The State has filed with the SEC a shelf registration statement, including a base prospectus (such registration statement, prospectus, all amendments and supplements thereto and documents incorporated therein being referred to as the “Registration Statement”), pursuant to and in conformity with the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the Bonds. The State shall (i) prepare and file such amended registration statements and supplementary prospectuses and such other documents as may be required to be filed with the SEC, in order to permit the continuous sale of the Bonds by the Underwriter from the effective date of the registration of the Bonds until the offering and the sale of the Bonds has been completed or terminated in accordance with Section 13(b) hereof; and (ii) prepare offering memoranda and such other documents as may be required in connection with Bonds that are to be offered by private placement, in order to permit the continuous sale of the Bonds by the Underwriter from the initial sales date of such Bonds until the offering and the sale of the Bonds has been completed or terminated in accordance with Section 13(b) hereof. The State shall perform all such actions as detailed in this Section 5, with respect to Bonds which will be issued from time to time under future Supplements.

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(b) The State shall also file all statements, registrations or other documents required to be filed by the State as the issuer of the Bonds in order to permit the continuous sale of the Bonds by the Underwriter in each state of the United States from the effective date of the registration of the Bonds until the offering and the sale of the Bonds have been completed, or this Agreement has been terminated in accordance with Section 13(b) hereof.

6. The Underwriter shall make a public offering of each series of the Bonds within a reasonable time after the effective date of the Registration Statement and the execution of a Supplement with respect to such series. In the case of Bonds that are to be offered by private placement, the Underwriter shall use its best efforts to privately place each such series of the Bonds within a reasonable time after the execution of a Supplement with respect to such series.

7. The Bonds shall be offered for sale at prices equal to the Purchase Price as determined by the State pursuant to the Fiscal Agency Agreement.

8. In addition to the commissions provided for in Section 2 hereof, the State shall pay and bear all charges, expenses and fees in connection with the following items:

(i)                 The issuance of the Bonds, including, without limitation, the preparation, printing and/or engraving, execution, authentication and delivery thereof;

(ii)               The preparation and filing of the Registration Statement (and all amendments and supplements thereto) filed pursuant to the Securities Act, and the registration of the Bonds thereunder;

(iii)             The preparation, printing, publication and distribution of prospectuses;

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(iv)             The registration of the Bonds and of the State pursuant to the statutes of the several states of the United States, including, without limitation, all registration fees; and

(v)               All sums payable to the Fiscal Agent, pursuant to the Fiscal Agency Agreement.

9. The obligations of the Underwriter hereunder are subject to the following conditions:

(a) That upon request of the Underwriter, the State shall furnish to the Underwriter a written opinion of the Legal Advisor to the Ministry of Finance of the State to the effect that the Bonds have been duly authorized in accordance with the laws of the State, which opinion shall be satisfactory to counsel for the Underwriter; that upon the issuance and delivery of the Bonds pursuant to the Fiscal Agency Agreement, they will constitute valid, binding, absolute and unconditional obligations of the State for the performance of which the full faith and credit of the State is obligated; and that this Agreement has been duly authorized and executed in accordance with the laws of the State applicable thereto and that all provisions hereof are valid and binding upon the State.

(b) That the form and validity of the Bonds, the proceedings and other related matters incident to the issuance and sale of the Bonds, the form of the Registration Statement, and the form of the prospectus relating to the Bonds shall be satisfactory to counsel for the Underwriter.

10. The obligations of the State are subject to the condition that, upon the request of the State, the Underwriter shall furnish to the State a written opinion of counsel, which may be the Underwriter’s internal counsel, to the effect that the Underwriter is fully authorized to sell securities, and particularly the Bonds, in the United States, and that the Underwriter has taken all necessary measures to comply with all state and federal laws with respect to the Bonds and to the capacity of the Underwriter to sell the Bonds.

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11. The State represents and warrants to the Underwriter that, when the Registration Statement became effective, such Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements or omissions in the Registration Statement based upon information furnished to the State, in writing, by the Underwriter, expressly for use therein. The State agrees to indemnify and hold harmless the Underwriter and its affiliates, and their respective officers, directors, employees and agents, against any and all losses, claims, damages and liabilities to which they or any of them may become subject, and to reimburse each of them for any legal or other expenses incurred by them in connection with defending any actions, insofar as such losses, claims, damages, liabilities or actions, arise out of or are based upon any such untrue statement of a material fact contained in the Registration Statement or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or omission which was made or omitted in such Registration Statement in reliance upon information furnished, in writing, to the State by the Underwriter expressly for use therein. The representations and warranties and the indemnity agreements herein contained shall remain operative and in full force and effect regardless of any termination of this Agreement, or any investigation made by or on behalf of the Underwriter or any other person. In the event that the Underwriter shall make any payment with respect to any loss, claim, damage or liability reasonably determined by it to come within the scope of the indemnification agreement, the State agrees to make full reimbursement to the Underwriter with respect to such payment; provided, however, that the Underwriter may not settle any claim for which indemnification is provided hereunder without the prior written consent of the State.

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12.  The State has entered into the Fiscal Agency Agreement with the Fiscal Agent. Pursuant to the Fiscal Agency Agreement, the Fiscal Agent shall, inter alia, maintain complete and accurate records of all bond transactions. The Underwriter agrees to prescribe forms of subscription for the Bonds, determine the procedures for effecting subscriptions and perform to the best of its ability all other services to be performed by it pursuant to said Fiscal Agency Agreement, all in accordance with such reasonable instructions as may be given to it from time to time by the State. The Underwriter agrees to perform its obligations hereunder in a manner which shall be consistent with the terms and conditions of said Fiscal Agency Agreement.

13.  (a) The terms of this Agreement shall be effective from the date hereof until December 31, 2014, unless terminated earlier by the State in accordance with subsection (b) of this Section. The State may suspend or terminate sales of any series or maturity periods of Bonds at any time, for any period of time and for any reason, or alter any of the terms under which Bonds are being issued.

(b) The State may at any time, at its option, either terminate this Agreement in its entirety or terminate the exclusivity of this Agreement, in either case upon written notice to the Underwriter.

14. (a) Any notice, report, accounting or communication required to be given to the State under this Agreement may be given by registered mail to the Chief Fiscal Officer of the Ministry of Finance for the Western Hemisphere, or to any other representative of the State duly authorized in writing to receive such notice, report, accounting or communication.

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(b) Any notice, report, account or communication required to be given to the Underwriter, may be given by registered mail to the President, any Vice President or General Counsel, such mail to be addressed to such persons at the principal office of the Underwriter or to such other persons or such other places as the Underwriter may indicate by written notice to the State.

15.  This Agreement is subject to amendment, from time to time, by mutual written consent of the State and the Underwriter.

16.  This Agreement has been executed and delivered in New York, New York, and is made pursuant to, and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

17.  This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the State has caused this Agreement to be signed on its behalf by the Chief Fiscal Officer and the Deputy Chief Fiscal Officer of the Ministry of Finance for the Western Hemisphere, thereunto duly authorized, and Development Corporation for Israel has caused this Agreement to be signed on its behalf by its President or Vice President, thereunto duly authorized.

STATE OF ISRAEL

By: /s/ Sigalit Siag

Chief Fiscal Officer of the
Ministry of Finance for the
Western Hemisphere

By: /s/ Amnon Kraus

Deputy Chief Fiscal Officer of the
Ministry of Finance for the
Western Hemisphere

DEVELOPMENT CORPORATION FOR ISRAEL

By: /s/ Israel Tapoohi

Name: Israel Tapoohi

Title: President and CEO

EXHIBIT X

SUPPLEMENT TO UNDERWRITING AGREEMENT

This Supplement, dated [ ], is made by the State of Israel (the “State”) and Development Corporation for Israel (the “Underwriter”), pursuant to and in accordance with a Master Underwriting Agreement dated [ ], made by the State and the Underwriter (the “Master Underwriting Agreement”).

The State hereby appoints and authorizes the Underwriter as its exclusive underwriter and broker for the State throughout the United States for the sale of the State’s bonds, known as [Description of the Bonds to be Inserted], as described in the Supplement to the Fiscal Agency Agreement, as amended from time to time, attached hereto as Schedule 1 and incorporated by reference herein (the “Bonds”).

Each of the State and the Underwriter hereby represents that it has duly authorized the execution and delivery of this Supplement, and also approves and confirms that all the terms and conditions contained in the Master Underwriting Agreement shall apply to the Bonds and this Supplement respectively.

IN WITNESS WHEREOF, the Parties have signed this Supplement on [ ]

STATE OF ISRAEL

By:

Chief Fiscal Officer of the
Ministry of Finance for the
Western Hemisphere

By:

Deputy Chief Fiscal Officer of the
Ministry of Finance for the
Western Hemisphere

DEVELOPMENT CORPORATION FOR ISRAEL

By:

Name:

Title:

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